                                                                    EXHIBIT 10.2



                       THIRD AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of the 27th day of June, 2002, by and between STEEL CITY PRODUCTS, INC., a Delaware (the "Borrower") and NATIONAL CITY BANK OF PENNSYLVANIA (the "Bank").

                                   BACKGROUND

         A. The Borrower and the Bank entered into a certain Credit Agreement dated as of July 13, 2001 (as amended, supplemented, replaced or otherwise modified, the "Agreement") pursuant to which the Bank has made a credit facility or facilities available to the Borrower.

         B. The Borrower has requested the Bank to (i) revise the Borrowing Base definition, and (ii) revise various other provisions of the Agreement, and the Bank is willing to do so upon the terms and conditions set forth in this Amendment.

         NOW THEREFORE, intending to be legally bound hereby, the parties hereto amend the Agreement and agree as follows:

         Section 1.  Capitalized Terms.

         Unless otherwise specified herein, capitalized terms used in this Amendment (including the BACKGROUND above) without definition shall have the same meaning as set forth in the Agreement as amended by this Amendment.

         Section 2.  Amendments.

         The Agreement is hereby amended as follows:

         2.1 Section 2.09(a) of the Agreement is hereby amended and restated in its entirety as follows:

                  "(a) Borrowing Base. The "Borrowing Base" at any time shall mean the sum, at the date of the most recent Borrowing Base Certificate required to be furnished pursuant to Section 2.09(f) hereof, of:

                          (i) seventy-five percent (75%) of the Net Value of
Eligible Receivables; provided, however, that at no time shall the Net Value of Eligible Receivables due and owing from either of Giant Eagle Stores or Krogers Stores exceed thirty percent (30%) of the total Net Value of Eligible Receivables of the Borrower; and provided further that payments due to the Borrower from Ames Department Stores shall not be Eligible Receivables; and provided further that at no time shall the Net Value of Eligible Receivables due and owing from any other obligor exceed twenty percent (20%) of the total Net Value of Eligible Receivables of the Borrower; plus

                          (ii) forty-five percent (45%) of the Net Value of
Eligible Inventory; provided, however that the portion of the Borrowing Base attributable to Eligible Inventory shall at not time exceed (A) prior to November 1, 2002, fifty-three percent (53%) of the Borrowing Base, (B) on and after November 1, 2002 through November 30, 2002, fifty-two percent (52%) of the Borrowing Base, (C) on and after December 1, 2002 through December 31, 2002, fifty-one percent (51%) of the Borrowing Base and (D) on and after January 1, 2003, fifty percent (50%) of the Borrowing Base."

         2.2 Article V of the Agreement is supplemented to include the following
Section 5.12 at the end thereof:

                  "5.12 Inventory Appraisal. On or before August 15, 2002, the Borrower shall deliver to the Bank an updated appraisal of the Eligible Inventory from an independent appraiser, in form and substance satisfactory to the Bank."

         2.3 Section 6.01 of the Agreement is hereby amended and restated in its entirety as follows:

                  "6.01 Financial Covenants. The EBITDA/Fixed Charge Ratio of the Borrower determined as of (i) the two (2) Fiscal Quarters ending March 31, 2002, (ii) the three (3) Fiscal Quarters ending June 30, 2002 and (iii) each Fiscal Quarter ending September 30, 2002 and thereafter, on a Rolling Four Quarter Basis, each shall not be less than 1.0 to 1.0."

         2.4 Section 6.05 of the Agreement is hereby amended and restated in its entirety as follows:

                  "6.05 Loans and Investments. The Borrower shall not purchase, own or invest in any stock or other securities of any Person, or all or substantially all of the assets of any Person, or any business or division of any Person (whether in a single or series of related transactions) or make or permit to exist any loans or advances to any Person (including equity investments in any subsidiary of the Borrower) existing on the Closing Date and set forth on Schedule 6.05 to this Agreement; provided, however, notwithstanding the foregoing, the Borrower may make payments or distributions (including loans, advances and repayments of any kind hereunder but excluding payments for transaction expenses related to entities other than the Borrower) to the Sterling Construction Company, Inc. provided that (i) at the time such payment or distribution is made the Borrower is in compliance with Section 6.01 hereof and such payment or distribution does not cause noncompliance with Section 6.01 hereof, and (ii) such payments or distributions do not exceed (A) $195,000 for the

Fiscal Quarter ending June 30, 2002 and (B) $137,500 for each Fiscal Quarter thereafter."

         2.5 The following defined term set forth in Annex A to the Agreement is hereby amended and restated in its entirety as follows:

                  ""Fiscal Quarter(s)" shall mean, commencing January 1, 2002, the periods of January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31 of each year."

         Section 3. Covenants. Representations and Warranties.

         3.1 The Borrower ratifies, confirms and reaffirms, without condition, all the terms and conditions of the Agreement and the other Loan Documents and agrees that it continues to be bound by the terms and conditions thereof as amended by this Amendment; and, the Borrower further confirms and affirms that it has no defense, set off or counterclaim against the same. The Agreement and this Amendment shall be construed as complementing each other and as augmenting and not restricting the Bank's rights, and, except as specifically amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

         3.2 The Borrower ratifies, confirms and reaffirms without condition, all liens and security interests granted to the Bank pursuant to the Agreement and the other Loan Documents, if any, and such liens and security interests shall continue to secure the indebtedness and obligations of the Borrower to the Bank under the Agreement, the Note and the other Loan Documents, including, but not limited to, all loans made by the Bank to the Borrower as amended by this Amendment.

         3.3      The Borrower represents and warrants to the Bank that:

                  (a) This Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable in accordance with its terms;

                  (b) The execution and delivery of this Amendment by the Borrower and the performance and observance by the Borrower of the provisions hereof, do not violate or conflict with the organizational agreements of the Borrower or any law applicable to the Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower;

                  (c) The representations and warranties set forth within
Article III of the Agreement continue to be true and correct in all material respects as of the date of this Amendment except those changes resulting from the passage of time; and

                  (d) No material adverse change has occurred in the business, operations, consolidated financial condition or prospects of the Borrower since the date of the most recent annual financial statement delivered to the Bank, and no Event of Default or condition which, with the passage of time, the giving of notice or both, could become an Event of Default has occurred and is continuing.

         3.4 The Borrower shall execute or cause to be executed and deliver to the Bank all other documents, instruments and agreements deemed necessary or appropriate by the Bank in connection herewith.

         Section 4. Conditions Precedent.

         4.1 This Amendment shall be effective on the date hereof so long as each of the following conditions has been satisfied:

                  (a) No Event of Default shall have occurred and be continuing on the date of this Amendment.

                  (b) The representations and warranties set forth within
Article III of the Agreement shall continue to be true and correct in all material respects as of the date of this Amendment except those changes resulting from the passage of time only.

                  (c) Contemporaneously with the execution hereof, the Borrower shall deliver, or cause to be delivered, to the Bank:

                          (i) A certificate of the corporate secretary or
assistant secretary of the Borrower, dated the date hereof, certifying (1) that the Articles of Incorporation and By-Laws of the Borrower have not been changed since they were delivered to the Bank, or if there have been any such changes, attaching copies thereof as then in effect and (2) as to true copies of all corporate action taken by the Borrower in authorizing the execution, delivery and performance of this Amendment, and the transactions contemplated thereby; and

                          (ii) Such other documents, instruments and
certificates required by the Bank in connection with the transactions contemplated by this Amendment.

         4.2 The Bank shall continue to have a first priority lien on and security interest in the Collateral, if any, previously granted to the Bank.

         4.3 All legal details and proceedings in connection with the transactions contemplated in this Amendment shall be satisfactory to counsel for the Bank, and the Bank shall have received all such originals or copies of such documents as the Bank may request.

         Section 5. Miscellaneous.

         5.1 This Amendment shall be construed in accordance with, and governed by the laws of the Commonwealth of Pennsylvania without giving effect to the provisions thereof regarding conflicts of law.

         5.2 Except as amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. This Amendment amends the Agreement and is not a novation thereof.

         5.3 This Amendment shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Borrower and the Bank. The Borrower may not assign any of its rights or obligations hereunder without the prior written consent of the Bank.

         5.4 This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.


                [THIS PORTION OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Third Amendment to Credit Agreement the day and year first above written.


ATTEST:                                     STEEL CITY PRODUCTS, INC.



By:  Karen A. Stempinski                    By:  Maarten D. Hemsley (SEAL)
     -------------------                         ------------------
Name:   Karen A. Stempinski                 Name:   Maarten D. Hemsley
Title:  Assistant Secretary                 Title:  Chief Financial Officer

                     (SEAL)


                                            NATIONAL CITY BANK
                                            OF PENNSYLVANIA



                                            By:  Lori B. Shure
                                                 -------------
                                            Name:   Lori B. Shure
                                            Title:  Vice President